EXHIBIT 99.4
Item 9.01 (b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
i. Pro Forma Financial Information — Introduction
The accompanying unaudited pro forma condensed combined financial statements (pro forma statements) present the effect of the acquisition of the Perry Equipment Corporation and its subsidiaries (hereinafter referred to as Peco) on the financial position and results of operations of CLARCOR Inc. (hereinafter referred to as CLARCOR or the Company). CLARCOR’s fiscal year ends on the Saturday closest to November 30. The 2007 fiscal year ended December 1, 2007. In the pro forma condensed combined financial statements, fiscal year 2007 is shown to begin as of December 1 and end as of November 30 for clarity of presentation.
The unaudited pro forma condensed combined balance sheet as of November 30, 2007 is based upon the audited historical balance sheet of CLARCOR and the unaudited historical balance sheet of Peco as of November 30, 2007 and assumes the acquisition took place on November 30, 2007. The unaudited pro forma condensed combined statement of earnings for the year ended November 30, 2007 is based on the audited historical statement of earnings of CLARCOR for the fiscal year ended November 30, 2007 and the unaudited historical statement of earnings of Peco for the twelve months ended November 30, 2007 and has been prepared assuming the acquisition took place at the beginning of fiscal 2007. Peco had a May fiscal year-end. In order to prepare Peco’s unaudited pro forma condensed combined statement of earnings for the twelve months ended November 30, 2007, Peco’s unaudited operating results for the period from June 1, 2007 through November 30, 2007 were added to its audited results for the fiscal year ended May 2007 and the unaudited operating results for the period from June 1, 2006 through November 30, 2006 were deducted.
The unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. They do not purport to be indicative of the results of operations or financial position of CLARCOR that would have occurred had the acquisition actually been completed on December 1, 2006, or which may occur in the future.
The acquisition will be accounted for by the purchase method of accounting pursuant to Statement of Accounting Standards (SFAS) No. 141, “Business Combinations” with CLARCOR treated as the acquirer. Under purchase accounting, the total purchase price and direct acquisition expenses paid by CLARCOR will be allocated to the acquired tangible and intangible assets and assumed liabilities of Peco based upon their respective fair values as of the effective time of the acquisition based on management’s valuations and other studies which are not yet complete. The excess of purchase price over the fair value of assets acquired and liabilities assumed is recorded as goodwill.
A preliminary allocation of the estimated purchase price has been made to major categories of assets and liabilities in the accompanying pro forma statements based on available information and is currently subject to change. The allocation will be completed when CLARCOR finishes its appraisal of the assets acquired (which includes completing an assessment of the liabilities assumed) and finalizes the estimates associated with deferred taxes and other costs related to the acquisition. The actual allocation of the final purchase price and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein. The pro forma adjustments are described in the accompanying notes and represent CLARCOR’s preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that CLARCOR believes are reasonable. The unaudited pro forma condensed combined statement of earnings does not include the impact of any revenues, costs or other operating synergies and non-recurring charges expected to result from the acquisition. The unaudited pro forma condensed combined statement of earnings does include certain non-recurring expenses that Peco incurred as part of the transaction. See Note 3.c.

CLARCOR and Peco management have performed an initial review of their respective accounting policies and have preliminarily determined that conforming Peco’s policies to CLARCOR’s policies, where applicable, creates no significant differences that impact the unaudited pro forma statements.
The accompanying unaudited pro forma statements should be read in connection with the separate historical financial statements and notes thereto included in CLARCOR’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed with the Securities and Exchange Commission on January 28, 2008, and Peco’s historical financial statements and notes thereto included in Exhibits 99.2 and 99.3 on this Current Report on Form 8-K/A.

ITEM 9.01(b) ii
CLARCOR Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
November 30, 2007
(Dollars in thousands)

			Pro Forma		Combined
	CLARCOR (*)	Peco (**)	Adjustments	Note 2	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$36,059	$15,157	$(13,230)	a.	$37,986
Restricted Cash	1,055	—	—		1,055
Short-term investments	4,884	—	—		4,884
Accounts receivable, less allowance for losses	166,912	19,558	—		186,470
Inventories	135,846	13,925	1,597	b.	151,368
Prepaid expenses and other current assets	6,968	4,176	—		11,144
Deferred income taxes	20,196	1,468	(595)	g.	21,069

Total current assets	371,920	54,284	(12,228)		413,976

Plant assets, at cost less accumulated depreciation	169,212	12,228	8,373	c.	189,813
Goodwill	124,718	—	90,530	d.	215,248
Acquired intangibles, less accumulated amortization	53,209	—	47,100	e.	100,309
Pension assets	8,341	2,738	(2,738)	f.	8,341
Deferred income taxes	294	1,035	(1,035)	f., g.	294
Other noncurrent assets	11,441	1,069	—		12,510

Total assets	$739,135	$71,354	$130,002		$940,491

LIABILITIES

Current liabilities:
Current portion of long-term debt	$94	$7,411	$(7,411)	a.	$94
Accounts payable and accrued liabilities	109,619	28,217	—		137,836
Income taxes	4,458	2,707	—		7,165

Total current liabilities	114,171	38,335	(7,411)		145,095

Long-term debt, less current portion	17,329	44	80,000	a.	97,373
Postretirement health care benefits	947	—	—		947
Long-term pension liabilities	15,104	2,717	(1,339)	f.	16,482
Deferred income taxes	25,485	—	16,987	g.	42,472
Other long-term liabilities	5,792	65	—		5,857
Minority interests	4,577	—	—		4,577

Total liabilities	183,405	41,161	88,237		312,803

SHAREHOLDERS’ EQUITY

Capital stock:
Preferred	—	—	—		—
Common	49,219	1,927	211	h.,i.	51,357
Capital in excess of par value	—	—	69,820	h.,i.	69,820
Accumulated other comprehensive earnings	5,912	(2,694)	2,694	f.,i.	5,912
Retained earnings	500,599	36,660	(36,660)	i.	500,599
Cost of treasury stock	—	(5,700)	5,700	i.	—

Total shareholders’ equity	555,730	30,193	41,765		627,688

Total liabilities and shareholders’ equity	$739,135	$71,354	$130,002		$940,491

*	Derived from CLARCOR’s financial statements as reported in its Annual Report on Form 10-K for the year ended December 1, 2007

**	Derived from Peco’s historical financial statements provided in Exhibit 99.3 of this Form 8-K/A
See accompanying notes to unaudited pro forma condensed combined financial information

ITEM 9.01 (b) iii
CLARCOR Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
for the year ended November 30, 2007
(Dollars in thousands except per share data)

			Pro Forma
	CLARCOR (*)	Peco (**)	Adjustments	Note 3	Combined

Net sales	$921,191	$113,624	$		$1,034,815
Cost of sales	641,457	74,238	670	a.	716,365

Gross profit	279,734	39,386	(670)		318,450

			2,800	b.
			(2,866)	c.
			130	a.
			595	d.

Selling and administrative expenses	149,920	30,490	659		181,069

Operating Profit	129,814	8,896	(1,329)		137,381

Other income (expense):
Interest expense	(1,010)	(184)	(4,371)	e.	(5,565)
Interest income	1,619	146			1,765
Other, net	86	595	(595)	d.	86

	695	557	(4,966)		(3,714)

Earnings before income taxes and minority interests	130,509	9,453	(6,295)		133,667

Provision for income taxes	39,675	2,677	(2,304)	f.	40,048

Earnings before minority interests	90,834	6,776	(3,991)		93,619

Minority interests in earnings of subsidiaries	(175)	—	—		(175)

Net earnings	$90,659	$6,776	$(3,991)		$93,444

Net earnings per common share:
Basic	$1.80				$1.78
Diluted	$1.78				$1.76

Average number of common shares outstanding:
Basic	50,345,774		2,137,797	g.	52,483,571
Diluted	50,885,314		2,137,797	g.	53,023,111

*	Derived from CLARCOR’s financial statements as reported in its Annual Report on Form 10-K for the year ended December 1, 2007

**	Derived from Peco’s historical financial statements provided in Exhibits 99.2 and 99.3 of this Form 8-K/A.
See accompanying notes to unaudited pro forma condensed combined financial information

Item 9.01 (b) iv.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands, except per share data) (Unaudited)
Note 1. Description of Transaction
On December 3, 2007, the Company acquired Peco, a privately-owned manufacturer of engineered filtration products and technologies used in a wide array of industries, including oil and natural gas, refining, power generation, petrochemical, food and beverage, electronics, polymers and pulp and paper. Peco is based in Mineral Wells, Texas with operations in Mexico, Canada, the United Kingdom, Italy, Romania, Malaysia and China. Peco will be merged with the Company’s Facet operations with its headquarters based in Mineral Wells. Peco was acquired to expand the Company’s product offerings, technology, filtration solutions and customer base in the growing oil and natural gas industries. Its results will be included as part of the Company’s Industrial/Environmental Filtration segment. The initial purchase price was approximately $158,000 and was subject to a post-closing adjustment based on a formula in the purchase agreement. The post-closing adjustment resulted in a payment of approximately $1,831 from the sellers to CLARCOR. The Company issued 2,137,797 shares of CLARCOR common stock with a value of approximately $71,958 and paid the remaining purchase price with $6,050 of cash on hand and approximately $80,000 of cash borrowed under the Company’s revolving credit agreement. The Company also incurred approximately $1,600 in direct acquisition costs.
Note 2. Unaudited Pro forma Condensed Combined Balance Sheet
Under purchase accounting, the purchase price of Peco is allocated to the underlying assets acquired and liabilities assumed based on their respective fair values as of December 3, 2007 with any excess purchase price allocated as goodwill. The allocation of the purchase price is preliminary. Accordingly, further changes to the fair values of the assets acquired (including, but not limited to goodwill, identifiable intangible assets, net deferred tax assets and property, plant and equipment) and liabilities assumed will be recorded as the valuation and purchase price allocations for the acquisition are finalized during fiscal 2008.
The components of the purchase price were as follows:

Cash paid to Peco shareholders		$86,050
CLARCOR common stock issued to Peco shareholders	2,137,797
Average closing price per share of CLARCOR stock for the five trading days centered around the October 17, 2007 announcement of the purchase agreement	$33.66

Total value of CLARCOR common stock consideration		71,958
Estimate of CLARCOR direct acquisition costs		1,600

		$159,608
Less estimated post-closing purchase price adjustment		1,831

Total consideration		$157,777

For the purposes of determining the purchase price allocation, the fair market value of intangible assets was estimated as of December 3, 2007, the closing date of acquisition. The preliminary allocation of the purchase price was as follows:

Total consideration	$157,777
Less cash balance acquired	15,157

Net Consideration	$142,620

Allocated to:

Accounts Receivable	$19,558
Inventories	15,522
Prepaid Expenses and Current Assets	4,176
Current Deferred Tax Assets	873
Property, Plant & Equipment	20,601
Goodwill	90,530
Acquired Identifiable Intangibles (see Note 2.e.)	47,100
Other Noncurrent Assets	1,069
Current Note Payable	(7,411)
Accounts Payable	(28,217)
Income Taxes Payable	(2,707)
Long-term Deferred Tax Liabilities	(16,987)
Long-term Liabilities	(1,487)

$142,620

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:
a.	Records an $80,000 increase to cash from borrowings under CLARCOR’s line of credit and decreases to cash from the $86,050 payment of the cash purchase price less the estimated post-closing purchase price adjustment of $1,831 received by CLARCOR, the $7,411 payment of Peco’s borrowings under its pre-existing line of credit and the estimated $1,600 payment of CLARCOR’s direct acquisition costs. Cash resources are:

Cash and cash equivalents	$36,059
Borrowing under line of credit	80,000

Total	$116,059

On the date of acquisition, CLARCOR borrowed funds under its $165,000 five-year multicurrency revolving credit agreement at an interest rate that is based upon either a defined Base Rate or the London Interbank offered Rate (LIBOR) plus or minus applicable margins. On December 18, 2007, the Company entered into a new five-year multicurrency revolving credit agreement with a group of financial institutions under which it may borrow up to $250,000 under a selection of currencies and rate formulas. This credit agreement replaced the $165,000 credit agreement described above which would have expired in April 2008. On December 1, 2006, CLARCOR had sufficient credit available under the $165,000 line of credit to fund the acquisition and Peco’s operations. The interest rate on the new credit agreement is based upon either a defined Base Rate or the London Interbank offered Rate (LIBOR) plus or minus applicable margins. Commitment fees, letter of credit fees and other fees are payable as provided in the new credit agreement.
b.	Reflects adjusting Peco’s inventory on its consolidated balance sheet to its estimated selling price less costs to sell.

c.	Reflects an adjustment of the net book value of Peco’s property, plant & equipment to its estimated fair value. Plant assets will be depreciated on a straight-line basis over the remaining estimated useful lives of the respective assets, which range from 3 years to 15 years.

d.	Adjusts goodwill to represent the purchase price remaining after the allocation to the fair value of tangible and identifiable intangible assets acquired less liabilities assumed.

e.	Recognizes the estimated fair value of Peco’s identifiable intangible assets. The assets and their useful lives are estimated as follows:

		Estimated
Identifiable Intangible Asset	Value	Useful Life

Trade Name	$11,800	Indefinite
Non-Compete Agreements	800	2 years
Customer Relationships	14,200	15 years
Developed Technology	20,300	16 years

Total fair market value adjustment	$47,100

f.	Represents an adjustment to the fair value of Peco’s pension plan to reflect a net underfunded position of $1,378. A deferred tax asset of $1,399 and accumulated other comprehensive income of $2,716 were removed as part of this adjustment.

g.	Records an estimate of net deferred tax liabilities as a result of the fair value adjustment of certain net assets and the tax planning strategies of the combined entity.

h.	Reflects the 2,137,797 shares of CLARCOR $1 par value common stock issued (total value approximately $71,958 or $33.66 per share) as partial payment of the purchase price. Upon completion of the transaction, approximately 51,356,619 shares of CLARCOR stock would have been outstanding on November 30, 2007.

i.	Eliminates the Peco shareholders’ equity accounts.
Note 3. Unaudited Pro forma Condensed Combined Statement of Earnings
a.	Reflects estimated additional property, plant & equipment depreciation expense resulting from the fair value adjustment of Peco’s plant assets, which will be depreciated on a straight-line basis over their respective estimated useful lives. Approximately $670 is recorded as cost of sales and $130 is recorded as selling and administrative expense.

b.	Records the estimated intangible asset amortization expense of $2,800 as selling and administrative expense for the year ended November 30, 2007 based on estimated useful lives as described in Note 2.e.

c.	Removes the non-recurring legal and professional fees of $2,866 that Peco incurred and expensed in the twelve-month period ending November 30, 2007 as a direct result of the acquisition transaction.

d.	Reclassifies certain items, such as currency gains and losses, that Peco included as non-operating items in their historical financial statements to conform to CLARCOR’s financial statement presentation.

e.	Records the interest expense for the year ended November 30, 2007 on the $80,000 debt incurred as payment of the purchase price assuming a weighted-average interest rate of 5.7935% (based on the $165,000 multicurrency revolving credit agreement discussed in Note 2.a.) and removes the interest expense Peco recorded on its line of credit. A change in the interest rate of 1/8 of a percent would impact interest expense by approximately $100.

f.	Represents the estimated tax effect of the pro forma adjustments based on CLARCOR’s combined federal and state statutory tax rate of 36.6%.

g.	Reflects the issuance of 2,137,797 shares of common stock in consideration of part of the purchase price and assumes the shares were outstanding the entire year.
Note 4. Computation of Earnings per Share
The Company calculates basic earnings per share by dividing net earnings by the weighted average number of shares outstanding. Diluted earnings per share reflects the impact of outstanding stock options, restricted stock and other stock-based arrangements. The following table provides a reconciliation of the denominator utilized in the calculation of basic and diluted earnings per share for the twelve months ended November 30, 2007:

Pro Forma Net Earnings	$93,444
Basic EPS:
Pro forma weighted average number of common shares outstanding assuming the additional shares issued to Peco shareholders as part of the purchase price were outstanding all year	52,483,571
Basic per share amount	$1.78

Diluted EPS:
Pro forma weighted average number of common shares outstanding per above	52,483,571
Dilutive effect of stock-based arrangements common shares outstanding	539,540

Diluted weighted average number of common shares outstanding	53,023,111
Diluted per share amount	$1.76

For twelve months ended November 30, 2007, 57,825 stock options with a weighted average exercise price of $35.90 were not included in the computation of diluted earnings per share as the exercise prices of the options were greater than the average market price of the common shares during the respective period.
Note 5. Non-recurring item
Peco reversed an $867 tax valuation allowance related to one of its international subsidiaries which decreased tax expense for the twelve months ended November 30, 2007. Without this adjustment, Peco’s effective tax rate for the twelve months ended November 30, 2007 would have been approximately 33.5%.